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                                                                  Exhibit (d)(3)


                    FORM OF MUTUAL CONFIDENTIALITY AGREEMENT

                       SUNQUEST INFORMATION SYSTEMS, INC.

                                                               December 20, 2000

Medic Computer Systems, L.L.C.
8259 Six Forks Road
Raleigh, NC 27615


Attention: Tom Skelton
Chief Executive Officer

Ladies and Gentlemen:

We understand from Deutsche Bank Securities Inc. ("Deutsche Bank"), our financial adviser, that you may be interested in pursuing a transaction with Sunquest Information Systems, Inc. (the "Company") on a mutually agreeable basis. In connection with your possible interest in a transaction with the Company, we propose to furnish you with certain information related to the Company and its subsidiaries, and we anticipate that you will furnish to the Company certain information related to you (herein referred to as the "Confidential Information"). As used herein, (i) both you and the Company as the recipient of Confidential Information shall be referred to as the "Receiving Party" and (ii) both you and the Company as the furnisher of Confidential Information shall be referred to as the "Disclosing Party."

Confidential Information includes not only written information but also information transferred orally, visually, electronically or by any other means. The fact that such information has been delivered to the Receiving Party, that such a transaction is under consideration by either party, that discussions or negotiations have occurred or are occurring regarding a possible transaction involving the Company and you, and the status of any such discussions or negotiations, are considered Confidential Information for purposes of this Agreement. In consideration of our furnishing you with the Confidential Information, and as a condition to such disclosure, both the Company and you agree as follows:

          1. The Confidential Information will be used by the Receiving Party solely for the purpose of its evaluation of the desirability of its entering into a transaction with the Disclosing Party, and for no other purpose.

          2. The Receiving Party shall keep all Confidential Information secret and confidential and shall not, without the prior written consent of the Disclosing Party, disclose it to anyone except to a limited group of its own employees, directors, officers, agents and outside advisors ("Representatives") who are actually engaged in, and need to know such Confidential Information to perform, the evaluation referred to above, each of whom must be advised of the confidential nature of the Confidential Information and of the terms of this Agreement and must agree to abide by such terms. The Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives.

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3.   Upon any termination of its evaluation of pursuing a transaction with the Disclosing Party or upon notice from the Disclosing Party to the Receiving Party (i) the Receiving Party will return to the Disclosing Party the Confidential Information which is in tangible form, including any copies which it may have made, and it will destroy all abstracts, summaries thereof or references thereto in your documents, and certify to the Disclosing Party that it has done so, and (ii) neither the Receiving Party nor its Representatives will use any of the Confidential Information with respect to, or in furtherance of, its business, any of their respective businesses, or in the business of anyone else, whether or not in competition with the Disclosing Party, or for any other purpose whatsoever.

4. Confidential Information includes all analyses, compilations, forecasts, studies or other documents prepared by the Receiving Party or its Representatives in connection with its evaluation of pursuing a transaction with the Disclosing Party. Confidential Information does not include any information which was publicly available prior to receipt by the Receiving Party of such information or thereafter became publicly available (other than as a result of disclosure by the Disclosing Party or any of its Representatives). Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the Disclosing Company (or its directors, officers, employees, agents or outside advisors, including, without limitation, Deutsche Bank), provided that such source is not to knowledge of the Receiving Party prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Disclosing Party and did not obtain the information from an entity or person prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Disclosing Party.

5. The Receiving Party understands that the Disclosing Party has endeavored to include in the Confidential Information those materials which it believes to be reliable and relevant for the purpose of evaluator by the Receiving Party, but each party acknowledges that neither party nor its respective directors, officers, employees, agents or outside advisors makes any representation or warranty as to the accuracy or completeness of the Confidential Information and agrees that such persons shall have no liability to the Receiving Party or any of its Representatives resulting from any use of the Confidential Information. The Receiving Party understands that the Confidential Information is not being furnished for uses in an offer or sale of securities of the Disclosing Party and is not designed to satisfy the requirements of federal or state securities laws in connection with any offer or sale of such securities to the Disclosing Party.

8. In the event that the Receiving Party or any of its Representatives is requested in any proceeding to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt prior notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that the Disclosing Party is unable to obtain such protective order or other appropriate remedy, the Receiving Party will furnish only that portion of the Confidential Information which it is advised by a written opinion of counsel is legally required, and it will give the Disclosing Party written notice of the information to be disclosed as far in advance as practicable.

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     7.   Without the prior written consent of the Company, you will not, and will not encourage or assist others to, for a period of three years use any Confidential Information received by you hereunder to (i) propose or disclose an intent to propose any form of business combination, acquisition, restructuring, recapitalization or other similar transaction relating to the Company, (ii) acquire or offer, seek, propose or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or assets or direct or indirect rights or options to acquire any voting securities or assets of the Company, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of any "proxy" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (iv) form, join or in any way participate, directly or indirectly, in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of the Company, (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, (vii) otherwise act, alone or in concert with others, directly or indirectly, to seek control of the management, board of directors, or policies of the Company, (viii) request of the Company, directly or indirectly, to amend or waive any provisions of this paragraph.

     8. For a period of two years, neither party will knowingly, directly or indirectly, solicit for employment or engage, or cause to solicit for employment or engage, any employee of the other party or the other party's subsidiaries with whom a party had contact or became known to such party in connection with the evaluation of a possible transaction involving the company; provided that the foregoing provision will not prevent either party from employing or engaging any person who contacts such party on his or her own initiative without any direct or indirect solicitation by, or encouragement (not including a general solicitation of employment not specifically directed towards employees of the other party) from such party.

     9. Without impairing any other provision hereof, each party will promptly advise the other party of any prohibited disclosure or other breach of this Agreement.

     10. The Receiving Party understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by it or its Representatives, and that the Disclosing Party, its agents and representatives shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement but shall be in addition to all other remedies available at law or in equity. The Receiving Party further agrees that no failure or delay by the Disclosing Party, its directors, officers, employees, agents or outside advisors or representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.
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     11.  Nothing in this Agreement shall impose any obligation upon you or the
          Company to consummate a transaction or to enter into any discussion or negotiations with respect thereto.

     12. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     13. This Agreement shall not be assigned by you without the prior written consent of the Company. Any purported assignment contrary to this
          Section 13 shall be void and of no effect whatsoever. This Agreement shall inure to the benefit of the successors and assigns of the Company.

     14. Your obligations under this Agreement shall survive termination of this Agreement for any reason.

If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter which will constitute our agreement with respect to the subject matter of this letter as of the date first above written.


                                   Very truly yours,

                                   Sunquest Information Systems, Inc.


                                   ----------------------------------
                                   Name


                                   ----------------------------------
                                   Title


AGREED TO AND ACCEPTED BY:

Medic Computer Systems, L.L.C.


By: /s/ Thomas R. Shelton Jr.
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Its: CEO
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